EXHIBIT 5.1

              OPINION AND CONSENT OF DUANE, MORRIS & HECKSCHER LLP







                   [DUANE, MORRIS & HECKSCHER LLP LETTERHEAD]



                                November 19, 2001


NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

Gentlemen:

         We have acted as counsel to NBT Bancorp Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a post-effective amendment to the Form S-4 registration statement on Form S-8 (the "Registration Statement") relative to the offer and sale by the Company of up to 332,675 shares (the "Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), pursuant to the CNB Financial Corp. Incentive Stock Option Plan, as assumed by NBT Bancorp Inc. (the "Plan").

         As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                   Sincerely,

                                   /s/ DUANE, MORRIS & HECKSCHER LLP